PRICING SUPPLEMENT NO. 2                                          Rule 424(b)(3)
DATED:  March 22, 2000                                        File No. 333-31980
(To Prospectus dated March 17, 2000
and Prospectus Supplement dated March 17, 2000)


                                 $9,027,683,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B




Principal Amount:            Floating Rate Notes [x]      Book Entry Notes   [x]
$50,000,000

Original Issue Date:         Fixed Rate Notes    [ ]      Certificated Notes [ ]
3/23/2000

Maturity Date:               CUSIP#:  073928NY5
3/23/2001

Option to Extend Maturity:   No      [x]
                             Yes     [ ]    Final Maturity Date:


                                                Optional                Optional
                       Redemption              Repayment               Repayment
Redeemable On           Price(s)                Date(s)                 Price(s)
-------------           --------                -------                 --------

     N/A                  N/A                     N/A                     N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:


Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate: N/A

[ ]     Commercial Paper Rate                Minimum Interest Rate: N/A

[ ]     Federal Funds Rate                   Interest Reset Date(s): *

[ ]     Treasury Rate                        Interest Reset Period: Monthly

[ ]     LIBOR Reuters                        Interest Payment Date(s): *

[x]     LIBOR Telerate

[ ]     Prime Rate

[ ]     CMT Rate

Initial Interest Rate: 6.15125%               Interest Payment Period: Monthly

Index Maturity: N/A

Spread (plus or minus): +0.03%

*    On the 23rd of each month.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.